                                                                Exhibit 12.1


CLARK MATERIAL HANDLING
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES




                                        Predecessor basis                       Year Ended December 31,
                                                 7 months       5 months        -----------------------
                                        1991     7/31/92       12/31/92      1993      1994      1995
                                        ----     -------       --------      ----      ----      ----
                                                              (in thousands)
EARNINGS
  Income from continuing operations
   before taxes and minority interest
   (before extraordinary items)........(37,650)   (17,660)      (4,881)    (44,761)   (24,469)  (17,271)

  Fixed Charges (as calculated below)..  2,734      1,316        7,608      20,061     18,861    18,492
                                       -------     ------       ------     -------    -------   -------
        Earnings.......................(34,916)   (16,344)       2,727     (24,700)    (5,608)    1,221
                                       -------     ------       ------     -------    -------   -------

COMBINED FIXED CHARGES
  Interest expense, including debt
   discount amortization
     Third Party.......................  1,660        689          356       1,169      2,221       790
     On Allocated Debt.................     --         --        6,395      16,756     14,361    16,145


  Amortization of debt issuance costs..     --         --          420       1,004        822       530

  Portion of rental expense
   representative of interest factor
   (assumed to be 33%).................  1,074       627           437       1,132      1,457     1,027
                                       -------    ------        ------     -------    -------   -------

        Fixed charges..................  2,734     1,316         7,608      20,061     18,861    18,492
                                       -------    ------        ------     -------    -------   -------


                                       -------    ------        ------     -------    -------   -------
RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES (1)...................      --       --             --          --         --        --
                                       -------    ------        ------     -------    -------   -------

AMOUNT OF EARNINGS DEFICIENCY FOR
 COVERAGE OF COMBINED FIXED CHARGES...  37,650    17,660         4,881      44,761     24,469    17,271




                                               Pro Forma                                   Pro Forma        Last
                                              Year Ended           9 months ended          9 months     Twelve months
                                           December 31, 1995     9/30/95    9/30/96         9/30/96        9/30/96
                                           -----------------     -------    -------        --------     -------------
                                                                        (in thousands)
EARNINGS
  Income from continuing operations
   before taxes and minority interest
   (before extraordinary items)........         (12,070)        (17,281)     (2,880)         1,482         3,335

  Fixed Charges (as calculated below)..          16,342          13,242      14,301         11,681        15,670
                                                 ------        --------     -------         ------        ------
        Earnings.......................           4,272          (4,039)     11,421         13,163        19,005
                                                 ------        --------     -------         ------        ------

COMBINED FIXED CHARGES
  Interest expense, including debt
   discount amortization
     Third Party.......................          14,765             680         278         10,759        14,363
     On Allocated Debt.................               0          11,365      13,175              0             0


  Amortization of debt issuance costs..             550             417         338            412           550

  Portion of rental expense
   representative of interest factor
   (assumed to be 33%).................           1,027             780         510            510           757
                                                 ------         -------     -------         ------        ------

        Fixed charges..................          16,342          13,242      14,301         11,681        15,670
                                                 ------         -------     -------         ------        ------


                                                 ------         -------     -------
RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES ......................              (1)             (1)         (1)           1.13          1.21
                                                 ------         -------     -------         ------        ------

AMOUNT OF EARNINGS DEFICIENCY FOR
 COVERAGE OF COMBINED FIXED CHARGES...           12,070          17,281       2,880             --            --
                                                 ======         =======     =======        =======       =======



(1) Earnings are inadequate to cover fixed charges.